Exhibit 5.2

366 Madison Avenue
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

February 17, 2022

Huarui International New Material Limited

No. 110 Huancun West Road

Huaxi Industrial Park, Huashi Town

Jiangyin, Jiangsu Province

People’s Republic of China 214421

Ladies and Gentlemen:

We are acting as United States counsel to Huarui International New Material Limited, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1, File No. 333-253918 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of 2,400,000 ordinary shares of par value US$0.0083 per share and an additional 360,000 ordinary shares pursuant to an over-allotment option granted to the underwriters (collectively the “IPO Shares”). The IPO Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Univest Securities, LLC, acting as the representative of the several underwriters (the “Representative”). The Company is also registering (i) warrants to purchase up to 8% of the ordinary shares sold in the offering to be issued to the Representative as compensation pursuant to the Underwriting Agreement (the “Underwriters’ Warrants”), and (ii) the ordinary shares issuable upon exercise of the Underwriters’ Warrants (the “Underwriters’ Warrant Shares”).

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	The Registration Statement,

2.	The form of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement,

3.	The form of the Underwriters’ Warrants filed as Exhibit 4.2 to the Registration Statement,

4.	a copy of the executed written resolutions of the directors of the Company dated March 3, 2021, and a copy of executed written resolutions of the shareholders of the Company dated March 4, 2021, and

5.	such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct, and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Huarui International New Material Limited	February 17, 2022

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that the Underwriters’ Warrants, when issued, executed and delivered in accordance with the terms of the Underwriting Agreement as described in the Registration Statement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is limited to the application of the Securities Act and the rules and regulations of the SEC promulgated thereunder only, and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP